THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACTS.

GAMMA PHARMACEUTICALS INC.

FORM OF WARRANT FOR COMMON STOCK

WARRANT NO.                                                                ISSUED: June 17, 2008

THIS CERTIFIES THAT, for value received, KENRIDGE HOLDINGS LLC (the “Holder”), is entitled to subscribe for and purchase from GAMMA PHARMACEUTICALS INC.., a corporation organized under the laws of the state of Delaware (the “Company”), subject to Section 1(b) hereof, commencing at the time periods prescribed herein and ending at 5:00 p.m. California time on the fifth anniversary of the date of this Warrant (the “Warrant”),

Kenridge Holdings LLC or its designees shall have the right to purchase 1,333,333 shares in Warrant A at $0.75; 1,333,333 in Warrant B at $1.00; and 1,333,333 in Warrant C at $1.25. These Warrants all shall have a five year exercise right.

This Warrant is issued in connection with and as consideration for the Common Stock offering dated the date hereof and issued by the Company in favor of the Holder, which Common Stock has been issued pursuant the Holder’s investment in the Company.

1. Method of Exercise; Payment; Issuance of New Warrant.  (a) The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, subject to the limitation set forth below, and from time to time, by (i) the surrender of this Warrant (with a notice of exercise in the form attached hereto as Exhibit A, duly executed) at the principal office of the Company and (ii) the payment to the Company, by check or wire transfer of funds to an account specified in writing by the Company, of an amount equal to the aggregate Warrant Price. The Shares so purchased, representing the aggregate number of shares specified in the executed Exhibit A, shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise and accompanied by the amount equal to the aggregate Warrant Price, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

(b) If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such Shares, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant which shall then be returned to Holder.

2. Stock Fully Paid; Reservation of Shares.  All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof; provided, however, that the Company shall not be required to pay any transfer taxes with respect to the issue of shares in any name other than that of the registered holder hereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  The Company shall at all times take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such Common Stock as duly and validly issued, fully paid and nonassessable shares upon exercise in full of this Warrant.

3. Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Fair Market Value of such Shares.

4. Adjustment.  This Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Company shall at any time or from time to time after the date hereof combine the outstanding Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions.  In the event the Company at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price shall be decreased as of the time of such issuance, by multiplying the Warrant Price by a fraction:

(x)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; and

(y)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(c) Adjustment of Number of Shares.  Upon each adjustment of the Warrant Price pursuant to either Section 4(a) or 4(b) of this Warrant, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of the Warrant by the Warrant Price in effect prior to such adjustment and dividing the product so obtained by the new Warrant Price.

(d) Adjustment for Reclassification, Exchange and Substitution.  If the Common Stock issuable upon the exercise of this Warrant are changed into the same or different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination provided for in Section 4(a) above, a dividend or distribution provided for in Section 4(b) above, or a reorganization, merger, consolidation or sale of assets, provided for in Section 4(e) below), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change.

(e) Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination provided for in Section 4(a) above, a dividend or distribution provided for in Section 4(b) above, or a reclassification or exchange of shares provided for in Section 4(d) above) or a merger or consolidation of the Company with or into another entity, or a sale of all or substantially all of the Company’s properties and assets to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, money or property of the Company, or of the successor entity resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale.  The Company shall not effect any reorganization, merger, consolidation or sale unless prior to the consummation thereof each entity or person (other than the Company) that may be required to deliver any cash, securities or other property upon the exercise of this Warrant shall assume, by written instrument delivered to the Holder, the obligation to deliver to the Holder such cash, securities or other property as in accordance with the foregoing provisions the Holder may be entitled to receive.  The foregoing provisions of this Section 4(e) shall similarly apply to successive reorganizations, mergers, consolidations and sales.

(f) No Impairment.  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of the Company.

(g) Notice of Adjustments.  Whenever this Warrant shall be adjusted pursuant to this Section 4, the Company shall make a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the new Warrant Price and the type or the number of Shares purchasable after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

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5. The Company’s Obligation to Make Payments.

(a) Dividends and Distributions.  In the event the Company at any time or from time to time after the date hereof shall make or issue a dividend or other distribution, whether payable in cash, securities or other property of the Company, with respect to any of its capital stock for which an adjustment is not made pursuant to Section 4 of this Warrant, then and in each such event, the Company shall concurrently make a cash payment to the Holder equal to the product of (i) the quotient obtained by dividing (x) the amount of cash plus the fair value of any property or securities distributed by (y) the number of shares of Common Stock outstanding on the record date for such dividend or distribution and (ii) the number of Shares on such record date.

(b) Redemption of Capital Stock.  In the event the Company at any time or from time to time after the date hereof shall repurchase or redeem its capital stock then and in each such event, the Company shall concurrently make a cash payment to the Holder equal to the product of (i) the quotient obtained by dividing (x) the aggregate amount of cash and the aggregate fair value of any property paid out by the Company in connection with any such repurchase or redemption by (y) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such repurchase or redemption and (2) the number of Shares.

6. Redemption

The Warrants are redeemable, commencing 60 days from the date of issuance, by the Company at a price of $.05 per Warrant at any time prior to their exercise or expiration upon 30 days prior written notice; provided that a registration statement relating to the Warrant Shares issuable upon exercise of the Warrants has been declared effective by the Commission and is available for resale of such Warrant Shares during such 30-day notice period. The Warrant price and exercise option shall be pari passu to the upcoming offering. (S.J. Levenson and Sons LLC offering). The Warrants remain exercisable during the 30-day notice period.  Any Warrant holder who does not exercise that holder’s Warrants prior to their expiration or redemption, as the case may be, forfeits that holder’s right to purchase the shares of Warrant Shares underlying the Warrants.

7. Notice of Record Date.  In the event:

(1)	that the Company declares a dividend (or any other distribution) on any of its capital stock (including without limitation, its Common Stock);

(2)	that the Company repurchases or redeems any of its capital stock (including without limitation, its Common Stock) or any rights to acquire such capital stock;

(3)	that the Company subdivides or combines its outstanding shares of Common Stock;

(4)
of any reclassification of the Common Stock, or of any consolidation, merger or share exchange of the Company into or with another entity, or of the sale of all or substantially all of the assets of the Company;

(5)	of the involuntary or voluntary dissolution, liquidation or winding up of the Company; or

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(6)	of any offer of its Common Stock or any rights to acquire such Common Stock for consideration paid per share of Common Stock less than the Warrant Price then in effect.

then the Company shall notify the Holder at least 30 days prior to the date specified in (A), (B) or (C) below, in writing stating:

(A)           the record date of such dividend, distribution, repurchase, redemption, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, repurchase, redemption, subdivision or combination are to be determined;

(B)           the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up; or

(C)           the date on which such offering of its Common Stock or any rights to acquire such Common Stock for consideration paid per share of Common Stock less than the Warrant Price is expected to become consummated.

8. Compliance with Securities Act.  The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”).  Unless and until the Company has filed a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the Shares and such Registration Statement is declared effective by the SEC, all Shares issued upon exercise of this Warrant (unless registered under the Act or sold or transferred pursuant to Rule 144 promulgated under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACTS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THIS SECURITY OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACTS.”

9. Rights as Shareholders.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

10. Representations and Warranties.  The Company represents and warrants to the Holder as follows:

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(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

(c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company’s Certificate of Incorporation;

(d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Articles of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person; and

11. Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12. Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the applicable party at its address specified opposite its signature below, or at such other address as shall be designated by such party in a written notice to the other.  All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

13. Descriptive Headings.  The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

14. Governing Law.  THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

15. Binding Effect on Successors.  This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise, and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

16. Severability.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

17. Lost Warrants or Stock Certificates.  The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by its duly authorized officer on the day and year first above written.

GAMMA PHARMACEUTICALS INC. .

By: /s/Joseph Cunningham
Joseph Cunningham, Director

ACKNOWLEDGED AND ACCEPTED:

 By: /s/Andres G. Gomez-Mena
        Andres G. Gomez-Mena, on behalf of Kenridge LLC

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